                                                                     EXHIBIT 4.1

                                LANDACORP, INC.

                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is made as of this 31st day of October, 2000, by and among Landacorp, Inc., a Delaware corporation (the "Company") and each of the undersigned holders (each a "Holder" and together the "Holders").

                                 R E C I T A L S

        A. The Company and PatientCentrix, Inc. ("PCI") have entered into an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement") pursuant to which the Company has agreed to acquire the business and assets of PCI.

        B. A condition under the Merger Agreement is that the Company and the Holders enter into this Agreement in order to provide the Holders with certain rights to register the common stock of the Company ("Company Common Stock") acquired by the Holders pursuant to the Merger Agreement, as well as the Company Common Stock subject to options assumed by the Company pursuant to the Merger Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

                                    AGREEMENT

        1. Registration Rights. The Company and the Holders covenant and agree as follows:

                1.1 Definitions. For purposes of this Section 1:

                        (a) The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                        (b) The term "Registrable Securities" means (i) the shares of Company Common Stock issued in connection with the Merger Agreement and (ii) the shares of Company Common Stock underlying options assumed by the Company pursuant to the Merger Agreement (such shares of Company Common Stock are collectively referred to herein as the "Shares" or "Stock"); provided, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, shares of Company Common Stock issued to the Holders shall only be treated as Registrable Securities if and so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements under Section 4(1) of the Securities Act so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                        (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Company Common Stock then outstanding which are Registrable Securities, plus the number of shares of Company common stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities;

                        (d) The term "Shareholder Representative" shall have the meaning ascribed to it in the Merger Agreement.

                        (e) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with this Agreement;

                        (f) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act; and

                        (g) The term "SEC" means the Securities and Exchange Commission.

                1.2 Demand Registration. If the Holders of more than 50% of Registrable Securities under this Agreement request that the Company file a registration statement on Form S-3, the Company shall (i) promptly give to each Holder written notice thereof, and (ii) use reasonable best efforts to effect a registration to permit the sale of the Registrable Securities by the Holders making the request, as well as all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any other Holder.

                        (a) as soon as practicable, but in no event more than 30 days after receipt of such request, prepare and file (and use reasonable efforts to have declared effective by the SEC), a registration statement on Form S-3 relating to resale of all of the shares of the Registrable Securities and use reasonable efforts to cause such registration statement to remain continuously effective for a period which will terminate when all Registrable Securities covered by such registration statement, as amended from time to time, have been sold or when the Registrable Securities by the Shareholders Representative and the Holders of Registrable Securities represented may be sold without restriction under Rule 144(k) under the Securities Act;

                        (b) prepare and file with the SEC such amendments and post-effective amendments to the registration statement as may be necessary to keep such registration statement effective for the period specified in Section 1.2(a) and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the distribution of all Registrable Securities;

                        (c) notify each Holder promptly and confirm such notice in writing (i) when the registration statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to the registration statement or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable



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

Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                        (d) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                        (e) furnish to each Holder, without charge, at least one copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, and upon an Holder's request, all documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

                        (f) cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or market on which similar securities issued by the Company are then listed, and if the securities are not so listed to use its reasonable best efforts promptly to cause all such securities to be listed on either the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market;

                        (g) use reasonable efforts to qualify or register the Registrable Securities for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as are applicable. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to general service of process or taxation as a foreign corporation in any jurisdiction where it is not now so subject;

                        (h) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

                        (i) expenses incurred in connection with a registration requested pursuant to this Section 1.2 shall be borne by the Company, including all registration, filing, qualification, printers' and accounting fees and attorney's fees for one counsel to the selling Holders, but excluding any underwriters' discounts or commissions (such discounts or commissions, if any, to be borne pro rata by the Holders participating in the registration);

provided, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this section 1.2
(i) prior to February 8, 2001, and (ii) unless the average closing price for one share of the Company's common stock, as quoted on the Nasdaq Stock Market, for the ten (10) days prior to such demand, exceeds $7.00 (subject to adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting shares of Company common stock); and, provided further, the Company shall not be obligated to effect such registration, qualification or compliance pursuant to this section 1.2 more than once.

                1.3 Piggyback Registration.

                        (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of



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

a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction, or a registration pursuant to Section 1.2 hereof, the Company shall
(i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

                        (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to 1.2(c). In such event the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter or Company determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or completely exclude the Registrable Securities and other securities to be distributed through such underwriting, provided, however, that Holders shall only be so limited or excluded if all other holders seeking to register securities are likewise limited or excluded. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation or exclusion, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated (if applicable) among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

        If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If shares are withdrawn from registration, the Company shall offer to all persons retaining the right to include securities in the registration the right to include additional securities in the registration, with such shares being allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement.

                        (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company.



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                1.4 Representations of Holders; Information for Use in
Registration Statement.

                        (a) Each Holder hereby represents to and covenants with the Company that, during the period in which a registration statement effected pursuant to Section 1.2 remains effective, such Holder will:

                                (i) not engage in any stabilization activity in
connection with any of the Company's securities;

                                (ii) cause to be furnished to any purchaser of
the Shares and to the broker-dealer, if any, through whom Shares may be offered, a copy of the investor information materials provided by the Company; and

                                (iii) not bid for or purchase any securities of
the Company or any rights to acquire the Company's securities, or attempt to induce any person to purchase any of the Company's securities or any rights to acquire the Company's securities other than as permitted under the Exchange Act.

                        (b) Each Holder represents and warrants to the Company that such Holder has completed the information requested by the Selling Holder's Questionnaire attached as Exhibit A to this Agreement (the "Questionnaire"), and further represents and warrants to the Company that all information provided by such Holder in the Questionnaire is true, accurate and complete in all material respects. Each Holder understands that the written information in the Questionnaire and all written representations made in this Agreement are being provided to the Company specifically for use in, or in connection with, the registration statement, and has executed this Agreement with such knowledge.

                1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any dispute that might arise with respect to the interpretation or implementation of this Section 1.

                1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any



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untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel



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retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

                        (d) If the indemnification provided for in this Section
1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that, in no event shall any contribution by a Holder under this Subsection 1.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) The obligations of the Company and Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

                1.8 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in Rule 144, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                        (b) take such action, including the voluntary registration of its common stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with



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the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        2. Miscellaneous.

                2.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                2.2 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

                2.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                2.5 Notices. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier and addressed to the party to be notified at such party's address as set forth on the signature page hereto or as subsequently modified by written notice. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day. Notwithstanding the foregoing, any notice delivered pursuant to Section 1.4 hereto must be made by personal delivery or confirmed facsimile transmission.

                2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.



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

                2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                2.9 Entire Agreement. This Agreement, and the documents referred to in this Agreement (with the exception of the registration statement) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.



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

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


"COMPANY"

LANDACORP, INC.                        Address:  900 Fortress St., Suite 100
                                                --------------------------------
                                                 Chico, CA 95973
                                                --------------------------------
By: /s/ STEPHEN P. KAY
    ------------------------------


HOLDERS:


By: /s/ MICHAEL S. MIELE               Address:  51 Park St.
    ------------------------------              --------------------------------
      (Signature)                                Montclair, NJ 07042
                                                --------------------------------
    Michael S. Miele
    ------------------------------
      (Print Name)


By: /s/ JAMES TEIPEL                   Address:  118 Parkview Dr.
    ------------------------------              --------------------------------
      (Signature)                                Bloomfield, NJ 07003
                                                --------------------------------
    James Teipel
    ------------------------------
      (Print Name)


By: /s/ CHRISTOPHER SYNN               Address:  430 Valley Rd.
    ------------------------------              --------------------------------
      (Signature)                                Montclair, NJ 07043
                                                --------------------------------
    Christopher Synn
    ------------------------------
      (Print Name)


By: /s/ RICHARD R. SWEENEY, JR.        Address:  93 Beverly Road
    ------------------------------              --------------------------------
      (Signature)                                New Rochelle, NY 10804
                                                --------------------------------
    Richard R. Sweeney, Jr.
    ------------------------------
      (Print Name)

                                    EXHIBIT A


                                 LANDACORP, INC.

                       SELLING STOCKHOLDER'S QUESTIONNAIRE


        In connection with the Landacorp, Inc. (the "Company") Registration Statement (File No. _______________) registering certain shares of the Company's common stock, the undersigned represents and warrants that the information set forth below is true, accurate and complete:

        1. As of the date hereof, the undersigned beneficially owns ______ shares of the Company's common stock.

        2. Except as described below or as set forth in filings previously made by the Company with the Securities and Exchange Commission ("SEC"), the undersigned has not had a material relationship with the Company or any of its predecessors or affiliates within the last three years.

        The term "material relationship" has not been defined by the SEC. However, the SEC has indicated that it will probably construe as a "material relationship" any relationship which tends to prevent arms length bargaining in dealings with a company, whether arising from a close business connection or family relationship, a relationship of control or otherwise. It seems prudent, therefore, to consider that the undersigned would have such a relationship, for example, with any organization of which the undersigned is an officer, director, trustee or partner or in which the undersigned owns, directly or indirectly, ten percent (10%) or more of the outstanding voting stock, or in which the undersigned has some other substantial interest, and with any person or organization with whom the undersigned has, or with whom any relative or spouse (or any other person or organization as to which the undersigned has any of the foregoing other relationships) has, a contractual relationship.

        If applicable, please describe the material relationship with the
Company:



Dated:                                 By:
      ----------------------------         -------------------------------------
                                                       (Signature)

                                       Name:
                                             -----------------------------------
                                                        (Print Name)
                                       Title:
                                              ----------------------------------
                                                       (if applicable)